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FORM OF PROXY SOLICITED BY THE MANAGEMENT OF WHEATON RIVER MINERALS LTD.
FOR USE AT AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
JUNE 8, 2004

The undersigned shareholder(s) of Wheaton River Minerals Ltd. ("Wheaton") hereby appoint(s) Ian Telfer, Chairman, Chief Executive Officer and a director of Wheaton, or, failing him, Peter Barnes, Executive Vice President and Chief Financial Officer of Wheaton, or, instead of either of the foregoing,                                                            , as the nominee and proxy of the undersigned, with full power of substitution, to attend, act for and on behalf of and vote all of the common shares of Wheaton registered in the name of the undersigned on behalf of the undersigned at the annual and special meeting (the "Wheaton Meeting") of the shareholders of Wheaton to be held on Tuesday, June 8, 2004 and at any adjournment or postponement thereof.

The undersigned specifies that all of the common shares of Wheaton owned by him and represented by this form of proxy shall be:

(a)
VOTED FOR (    ) OR WITHHELD FROM VOTING (    ) in respect of the election of the nominees of the management of Wheaton as directors of Wheaton;

(b)
VOTED FOR (    ) OR WITHHELD FROM VOTING (    ) in respect of the appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of Wheaton for the ensuing year and authorizing the directors to fix their remuneration;

(c)
VOTED FOR (    ) OR AGAINST (    ) the special resolution to approve the arrangement under section 182 of the Business Corporations Act (Ontario) involving IAMGold Corporation, 2045230 Ontario Inc. and Wheaton, as more particularly described in the accompanying joint management information circular; and

(d)
VOTED on such other business as may properly come before the Meeting or any adjournment or postponement thereof;

hereby revoking any proxy previously given.

If any amendments or variations to matters identified in the notice of the Wheaton Meeting are proposed at the Wheaton Meeting or any adjournment or postponement thereof or if any other matter properly comes before the Wheaton Meeting or any adjournment or postponement thereof, this proxy confers discretionary authority upon the person named herein to vote on such amendments or variations or such other matters according to the best judgement of the person voting the proxy at the Wheaton Meeting or any adjournment or postponement thereof.

DATED this day of , 2004.

Signature of Shareholder (please sign exactly as your name appears on this form of proxy)

Name of Shareholder (Please Print)

Number of common shares of Wheaton represented by this proxy

PLEASE SEE NOTES ON REVERSE

Notes:

1.
This form of proxy must be dated and signed by the shareholder or by the shareholder's attorney authorized in writing or, if the shareholder is a body corporate, this form of proxy must be executed by an officer or attorney thereof properly authorized.

2.
A shareholder has the right to appoint a person or company (who need not be a shareholder) other than the persons designated herein to attend and act for such shareholder and on such shareholder's behalf at the Wheaton Meeting or any adjournment or postponement thereof. Such right may be exercised by either striking out the names of the persons designated herein and inserting in the blank space provided for that purpose the name of the desired person or company or by completing another form of proxy and, in either case, delivering the completed and executed proxy to Wheaton, c/o its registrar and transfer agent as indicated below, no later than 11:00 a.m. (Toronto time) on June 4, 2004 or, in the case of any adjournment or postponement of the Wheaton Meeting, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Wheaton Meeting.

3.
The common shares of Wheaton represented by this proxy will be voted in accordance with the instructions of the shareholder on any ballot that may be called for and, where a choice is specified, the shares shall be voted accordingly. Where no choice is specified for the matter referred to in item (c) herein, the shares will be VOTED FOR the matter referred to in such item. Where no specification is made to vote or withhold from voting in respect of the election of directors or the appointment of auditors, the shares will be VOTED FOR such matters.

4.
Proxies to be used at the Wheaton Meeting or any adjournment or postponement thereof must be received by Wheaton, c/o its registrar and transfer agent as indicated below, no later than 11:00 a.m. (Toronto time) on June 4, 2004 or, in the case of any adjournment or postponement of the Wheaton Meeting, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Wheaton Meeting.

5.
Please date the proxy. If not dated, the proxy shall be deemed to be dated on the date on which it is mailed to the shareholder.

6.
This proxy is only valid in respect of the Wheaton Meeting or any adjournment or postponement thereof.

7.
If your address as shown is incorrect, please give your correct address when returning this proxy.

Please return the form of proxy, in the envelope provided for that purpose, to Wheaton's registrar and transfer agent:

CIBC Mellon Trust Company
Attention: Proxy Department
1066 West Hastings Street, Suite 1600
Vancouver, British Columbia
V6E 3X1

Fax No.: (416) 368-2502

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FORM OF PROXY SOLICITED BY THE MANAGEMENT OF WHEATON RIVER MINERALS LTD. FOR USE AT AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2004